Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated, September 3, 2009, with respect to the consolidated financial statements included in the Annual Report of Animal Health International, Inc. on Form 10-K for the year ended June 30, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statement of Animal Health International, Inc. on Form S-8 (File No. 333-142521, effective date May 1, 2007).

/s/ GRANT THORNTON LLP

Dallas, Texas
September 3, 2009